CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock Special Value Fund (one of the funds comprising the John Hancock Investment Trust II) in the John Hancock Growth Funds Prospectus and "Independent Auditors" in the John Hancock Special Value Fund Statement of Additional Information in Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A, No. 2-90305) dated March 1, 1999.

We also consent to the incorporation by reference therein of our report dated December 11, 1998, with respect to the financial statements and financial highlights of the John Hancock Special Value Fund in the Form N1-A.



                                                     /s/ERNST & YOUNG LLP
                                                     --------------------
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
February 19, 1999